PROSPECTUS SUPPLEMENT                                 EXHIBIT 99.1
(To Prospectus dated October 25, 2004)                REGISTRATION NO. 333-78575



                                     [LOGO]



                        1,000,000,000 Depositary Receipts
                           Internet HOLDRS (SM) Trust

    This prospectus supplement supplements information contained in the prospectus dated October 25, 2004 relating to the sale of up to 1,000,000,000 depositary receipts by the Internet HOLDRS (SM) Trust.

    The share amounts specified in the table in the "Highlights of Internet HOLDRS" section of the base prospectus shall be replaced with the following:

                                                                                                   Primary
                                                                                     Share         Trading
           Name of Company                                            Ticker        Amounts        Market
           ---------------                                            ------        -------        ------
           Amazon.com, Inc.                                            AMZN           18           NASDAQ
           Ameritrade Holding Corporation                              AMTD            9           NASDAQ
           CMGI Inc.                                                   CMGI           10           NASDAQ
           CNET Networks, Inc.                                         CNET            4           NASDAQ
           DoubleClick Inc.                                            DCLK            4           NASDAQ
           EarthLink, Inc.                                             ELNK          6.23          NASDAQ
           eBay Inc.(1)                                                EBAY           48           NASDAQ
           E*TRADE Financial Corporation                                ET            12            NYSE
           McAffee Inc.                                                MFE             7            NYSE
           Priceline.com Incorporated                                  PCLN          1.167         NASDAQ
           RealNetworks, Inc.                                          RNWK            8           NASDAQ
           Time Warner Inc.                                            TWX            42            NYSE
           Yahoo! Inc.                                                 YHOO           52           NASDAQ


          (1) Effective February 23, 2005, eBay Inc. (NASDAQ: EBAY) affected a 2 for 1 stock split of its common stock. As a result of the stock split, 48 shares of eBay will be included in each 100 share round lot of Internet HOLDRS.

    The share amounts listed in the table above reflect all previous stock splits, dividends and business combination transactions.

            The date of this prospectus supplement is March 31, 2005.